Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$65,583,974
Realized Gain (Loss) on Swap Contracts	8,091,928
Unrealized Gain (Loss) on Market Value of Commodity Futures	(304,244,780)
Unrealized gain (loss) on Fair Value of Swap Contracts	(43,658,055)
Dividend Income	3,735,999
Interest Income	1,461,670
ETF Transaction Fees	19,250
Total Income (Loss)	$(269,010,014)

Expenses
General Partner Management Fees	$700,846
Professional Fees	206,030
Brokerage Commissions	155,282
Directors' Fees and Insurance	29,017
License Fees	23,362
Total Expenses	$1,114,537
Net Income (Loss)	$(270,124,551)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 5/1/26	$1,692,436,477
Additions (13,300,000 Shares)	1,883,019,267
Withdrawals (11,300,000 Shares)	(1,574,018,658)
Net Income (Loss)	(270,124,551)

Net Asset Value End of Month	$1,731,312,535
Net Asset Value Per Share (13,523,603 Shares)	$128.02

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596